                                                                    EXHIBIT 10.6


                           WEATHERFORD ENTERRA, INC.
                        RESTRICTED STOCK INCENTIVE PLAN
                AS AMENDED AND RESTATED THROUGH OCTOBER 5, 1995


         1.      INTRODUCTION AND STATEMENT OF PURPOSE.

         1.1 This Restricted Stock Incentive Plan (the "Plan") of Weatherford Enterra, Inc. (the "Company"), for executive officers and other key employees of the Company and certain related corporations ("Key Employees"), is intended to advance the best interest of the Company (who may be members of the Board of Directors) and those related corporations by providing those persons who have significant ultimate responsibility for the management and planning of the Company's operations and who directly influence the growth and profits of the Company and those related corporations with additional opportunities for meaningful capital accumulation, and by increasing their proprietary interest in the success of the Company and those related corporations, encourage their continued employment with the Company or those related corporations. It is desired that the benefits available under this Plan, when added to other benefits payable to Key Employees, will furnish total compensation to those employees which is competitive in the Company's industry.

         1.2 The Plan provides for two types of awards: Restricted Share grants and Performance Share grants (collectively called "Share Grants"). Restricted Share grants are designed to retain Key Employees in the employ of the Company. Performance Share grants are designed to reward long-term and short- term performance of Key Employees, such as reducing the debt-equity ratio of the Company, achieving certain operating and net income goals or stock appreciation goals (long-term), or selling or acquiring certain business assets, identifying and developing successor candidates for Key Employee positions or raising equity for the Company (short-term).

         1.3 A Share Grant under the Plan could consist of a combination of Restricted Shares and Performance Shares, or could consist of only one type of shares, at the Committee's sole discretion.

         2.      ADMINISTRATION.

         2.1 The Plan shall be administered by a committee to be appointed by the Board of Directors of the Company (hereinafter called the "Committee"). The Committee shall consist of not less than three members of the Board of Directors, all of whom shall be "disinterested persons". A "disinterested person" is a person who at the time he exercises discretion with respect to the award of a Share Grant is not, and for at least one year prior to that time has not been, eligible to receive Share Grants under the Plan or under other similar plans of the Company. A majority of the Committee's members will constitute a quorum and all determinations of the Committee will be made by a majority of its members.

         2.2     The Committee is empowered to:

                 (a) Make all determinations regarding individuals eligible to participate in the Plan, including prospective employees of the Company who, upon commencing employment, would be Key Employees of the Company (the "Key Employees");

                 (b) Make all determinations and computations concerning the issuance of Restricted Shares and Performance Shares under the Plan and the number of shares to be granted to each Key Employee;

                 (c) Cause the Company to enter into a written agreement with each Key Employee setting forth the terms and provisions of the Share Grant awarding the Restricted Shares and Performance Shares (the "Share Grant Agreement");

                 (d) Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions hereof;

                 (e) Construe and administer all terms, provisions, conditions and limitations of the Plan in good faith;

                 (f) Make equitable adjustments for any mistakes or errors in the administration of the Plan or deemed by the Committee to be necessary as the result of any unusual situation or any ambiguity in the Plan; and

                 (g) Select, employ and compensate, from time to time, such consultants, accountants, attorneys and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan.

         2.3 The foregoing list of express powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers, whether or not expressly authorized, which it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan. Except as otherwise specifically provided herein, the decision or judgment of the Committee on any question arising hereunder in connection with the exercise of any of its powers shall be final, binding and conclusive upon all parties concerned (including the Key Employee and any person claiming by, through or under a Key Employee) and shall not be subject to review.

         3.      SHARES SUBJECT TO GRANT.

         3.1 The stock subject to the Share Grants and other provisions of the Plan shall be shares of the Company's Common Stock, $.10 par value (the "Stock"). The total amount of the Stock with respect to which Share Grants may be granted shall not exceed in the aggregate 160,437 shares, except as provided below. Distributions of shares hereunder may, at the Committee's sole discretion, be made from authorized but unissued shares or shares reacquired by the Company and held as treasury shares. Within such aggregate maximum number of shares there is no maximum number of such shares which may be issued as Restricted Shares or Performance Shares.

         3.2 In the event that any Stock issued or granted under the Plan shall be forfeited, for any reason, the aggregate number of additional shares of Stock which may be issued or granted hereunder shall be increased by such number of shares, and said shares of Stock so forfeited may again be the subject of a Share Grant under the Plan.

         3.3 In the event that the issued and outstanding shares of the Company's Stock should, as a result of any stock dividend, stock split or spin-off, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reclassification, reorganization, liquidation, or other similar event, be increased or decreased or changed into or exchanged for a different number or kind of share of stock or other securities of the Company or of another corporation, the number and class of additional shares or other securities which may be issued under the Plan will be appropriately adjusted to reflect such action. If any such adjustment results in a fractional share of Stock being issuable under the Plan, such fraction will be disregarded.

         4. ELIGIBILITY. The individuals who shall be eligible to receive Stock under this Plan shall be such executive officers and other key employees (who may be members of the Board of Directors) of the Company, or of any parent or subsidiary corporation, as the Committee shall determine from time to time. Any reference to a parent corporation shall mean a corporation which has actual control of the Company through its direct or indirect ownership of not less than 51 percent of each class of voting stock of the Company; and any reference to a subsidiary corporation shall mean a corporation of which the Company owns, directly or indirectly, not less than 40 percent of each class of voting stock.

         5.      SHARE GRANTS.

         5.1 The Committee may cause the Company to issue, from time to time, Restricted Shares or Performance Shares to, and enter into Share Grant Agreements with, such Key Employees as the Committee, in its sole discretion, may determine and designate. Subject to the final authority of the Committee, the selection of the Key Employees may be based on recommendations of the Company's Chief Executive Officer.

         5.2 If the Committee decides to make a Share Grant, the Committee will designate the number of shares of Stock to be issued; whether the shares will be Restricted Shares or Performance Shares or a combination of the two types of shares; the nature of the restrictions on the Key Employee's ownership of the shares; the time or times at which the restrictions on ownership will be removed; the condition or conditions upon which the restrictions on ownership will be removed; and such other terms and provisions, not inconsistent with the Plan, as the Committee deems appropriate. The terms and provisions of the Share Grant will be set forth in a Share Grant Agreement.

         5.3 If the Committee decides to award Performance Shares to a Key Employee, in addition to the other terms and provisions of the Share Grant Agreement, the Committee will determine the Key Employee's performance objectives and specify the times within the Performance Period at which the Key Employee's performance will be evaluated.

         5.4 The Committee will designate at the time of each Share Grant the commencement date and length of the Performance Period. Performance Periods with respect to Restricted Shares generally will be four years, although the Committee will have the discretion to designate a different length for a Performance Period, not less than three nor more than five years. Performance Periods with respect to Performance Shares will be determined by the nature of the applicable performance objectives and achievement thereof but in no event less than six months nor more than eight years.

         5.5 The Committee shall have the authority to make a Share Grant to a Key Employee at any time; however, the Committee generally will commence a Share Grant for a Key Employee only one time per year.

         6.      OWNERSHIP AND RESTRICTIONS ON OWNERSHIP OF SHARES.

         6.1 The Key Employee will own the shares of Stock from the date of the Share Grant, subject to the restrictions on ownership and other terms and provisions designated by the Committee and set forth in the Share Grant Agreement.

         6.2. The Committee will determine whether a stock certificate representing part or all of the shares granted under the Plan will be issued to the Key Employee at the commencement of a Performance Period or at any time prior to the unrestricted ownership of the shares vesting in the Key Employee. In the event this occurs, the stock certificate will contain a legend restricting the sale, exchange, transfer, assignment, pledge or other disposition of the shares. In addition, the Committee will determine whether a Key Employee will have the right to vote any of the shares prior to the ownership restrictions being removed. The Committee will also determine whether the Key Employee will have the right to receive any dividends paid on any of such shares prior to the ownership restrictions being removed or whether such dividends will be accrued and paid to the Key Employee only when the restrictions on his ownership of the shares are removed.

         6.3 All shares of Stock granted pursuant to the Plan will be subject to restrictions on ownership when granted, and a Key Employee will not be able to sell, exchange, transfer, assign, pledge or otherwise dispose of such shares until the restrictions on ownership are removed by the Committee in accordance with the terms and provisions of the Plan and the Share Grant Agreement. Further, the Key Employee may not assign, transfer or otherwise dispose of any right or interest under the Share Grant Agreement, except as provided therein.

         7.      REMOVAL OF RESTRICTIONS ON OWNERSHIP OF SHARES.

         7.1 The Committee will determine, in its sole discretion, when the restrictions on ownership of the shares of stock granted under this Plan will be removed.

         7.2 The restrictions on the Key Employee's ownership of any Restricted Shares will be removed on all such shares at the end of a Performance Period or on a certain portion of such shares at times designated by the Committee (such as annually). The Key Employee generally must be employed by the Company at the designated time (or times) in order for the restrictions to be removed, although the Committee can provide otherwise. In the event the Key Employee's employment by the Company terminates prior to the ownership restrictions on the Restricted Shares being removed, the Key Employee will, upon the request of the Committee, for no consideration, forfeit all Restricted Shares which remain subject to such restrictions and surrender to the Company all stock certificates representing such shares, if any have been issued and delivered to him.

         7.3 The restrictions on the Key Employee's ownership of any Performance Shares will be removed upon the achievement of the Key Employee's performance objectives or at the end of the Performance Period, unless the Committee has specified otherwise, provided that the Key Employee is still employed by the Company. In the event the Key Employee's employment with the Company terminates prior to his achieving his performance objectives or prior to the end of the Performance Period, the Key Employee will, upon the request of the Committee, for no consideration, forfeit all or part, as applicable, of the Performance Shares which remain subject to ownership restrictions and surrender to the Company all stock certificates representing such shares, if any have been issued and delivered to him.

         8. HOLDING PERIOD. Notwithstanding any other provision hereof, any shares of stock granted hereunder must be held by the Key Employee for at least six months prior to sale, assignment, transfer or exchange, and any attempt to sell, assign, transfer or exchange such shares during the six months after grant shall be void.

         9.      DEATH OR DISABILITY.

         9.1 Should a Key Employee's employment be terminated by death or total and permanent disability prior to the removal of the ownership restrictions on any shares of stock granted hereunder, the Committee has the right to remove the restrictions on part or all of such shares. The Committee will determine, in its sole discretion, whether and on which shares the restrictions should be removed, based on the length of service the Key Employee has in the Performance Period, the Key Employee's performance during the Performance Period and such other matters as the Committee deems relevant.

         9.2 For purposes of the Plan, the Committee shall determine, in the exercise of its discretion, whether or not a Key Employee is totally and permanently disabled for purposes of the Plan and the date such disability (if any) commenced. Any such determinations by the Committee shall be conclusive and binding on the Key Employee and any person claiming by, through or under the Key Employee. Any determination of total and permanent disability and of the commencement date thereof will be made on the basis of medical reports and other evidence satisfactory to the Committee and in accordance with a uniform, non-discriminatory policy applied by the Committee. However, such determinations will not be binding on the Company or any Key Employee with respect to any other employee benefit or other plan or insurance policy wherein such determinations may be relevant, and need not be consistent with any determinations made under any such other plan or insurance policy.

         10. EARLY RETIREMENT. Should a Key Employee take early retirement at the convenience of the Company prior to the removal of the ownership restrictions on any shares of stock granted hereunder, the Committee has the right to remove the restrictions on part or all of the shares. The Committee will determine, in its sole discretion, whether and on which shares the restrictions should be removed, based on the length of service the Key Employee has in the Performance Period, the Key Employee's performance during the Performance Period and such other matters as the Committee deems relevant.

         11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined below) occurs, all restrictions to which the Key Employee's Restricted Shares or Performance Shares remained subject at such time shall automatically terminate and such shares shall become fully vested and transferable. The Company shall promptly deliver to the Key Employee stock certificates for such shares without the legend restricting the sale, exchange, transfer, assignment, pledge or other disposition, other than as may be required by applicable Securities laws. For purposes of this paragraph, a "Change of Control" shall mean:

                 (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent of more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

                          (i)    any acquisition directly from the Company,

                          (ii)   any acquisition by the Company,

                          (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                          (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 11; or

                 (b) Individuals, who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and
         (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

                 (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         12. EMPLOYMENT OR AFFILIATION OBLIGATION. The making of a Share Grant shall not impose upon the Company or any parent or subsidiary corporation any obligation to employ or continue to employ a Key Employee, and the right of the Company or any parent or subsidiary corporation to terminate the employment of any person shall not be diminished or affected by reason of the fact that a Share Grant has been granted to him.

         13.     AMENDMENT OR TERMINATION OF PLAN.

         13.1 The Board of Directors, without approval of or notice to the Key Employees, may modify or amend this Plan at any time it deems advisable; provided, however, that without stockholder approval the Board of Directors may not (i) except as permitted in the case of stock splits and other recapitalizations, materially increase the aggregate number of shares which may be granted pursuant to the provisions of the Plan; (ii) materially increase the benefits accruing to the Key Employees under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         13.2 The Board of Directors, without approval of or notice to the Key Employees, may terminate the Plan at any time.

         13.3 Any amendment or termination of the Plan shall not affect shares already issued or Share Grant Agreements already executed, without the consent of the Key Employee. In each case where the Board of Directors determines it to be appropriate or is advised by counsel that such approval is required, an amendment or termination of the Plan shall be submitted to the stockholders of the Company for approval.

         14.     MISCELLANEOUS PROVISIONS.

         14.1 As a condition to the issuance of shares hereunder, the Company may require the Key Employee receiving such shares to represent and warrant at the time of issuance that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required under the Securities Act of 1933, or any other applicable law, regulation or rule of any governmental authority.

         14.2 During the term of the Plan, the Company will at times reserve and keep available, or have authorized but unissued, such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary to the lawful issuance of Stock hereunder shall relieve the Company of any liability in respect of the non-issuance of such Stock as to which such requisite authority shall not have been obtained.

         14.3 Until the issuance of a stock certificate for Restricted Shares or Performance Shares, as appropriate, to a Key Employee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive cash dividends or other distributions or any other rights as a stockholder of the Company shall exist with respect to such Restricted Shares or Performance Shares, notwithstanding the grant of such shares, the execution of a Share Grant Agreement, or the occurrence of any event or the passing of any period of time giving rise to a right in the Key Employee to receive unrestricted ownership of such shares under the Share Grant Agreement. No adjustment will be made for any cash dividend or other distribution or other rights for which the record date is prior to the date the stock certificates representing such Restricted Shares or Performance Shares are issued, except as otherwise expressly determined by the Committee. The Company shall endeavor in good faith to issue stock certificates for Restricted Shares or Performance Shares which are authorized to be issued under the Plan as promptly as practicable. However, neither the Company, the Committee or any member thereof, any transfer agent nor any other person shall have any liability to any Key Employee (or to any person claiming by, through or under any Key Employee) as the result of any delay in the issuance of any such certificates, including delays resulting from the negligence or willful misconduct of any such person or entity.

         14.4 Notwithstanding anything to the contrary contained in this Plan or any Share Grant Agreement entered into hereunder, any Share Grant made under this Plan shall be granted subject to the approval of this Plan by the affirmative vote of the holders of a majority of the Stock of the Company present or represented and entitled to vote at a meeting duly called and held for such purpose in accordance with applicable Delaware law. No Share Grant Agreement entered into under this Plan nor any Share Grant made under this Plan shall create any obligation in the Company prior to such approval. In the event that the holders of a majority of the Stock of the Company do not so approve this Plan, any and all Share Grant Agreements theretofore entered into shall thereupon terminate and shall be void and of no force and effect and no Restricted Shares or Performance Shares shall be issued thereunder.

         14.5 Any and all taxes payable with respect to income to a Key Employee resulting from the grant of Restricted Shares or Performance Shares hereunder shall be the sole responsibility of the Key Employee, not of the Company, whether or not the Company shall have withheld or collected from the Key Employee any sums required to be so withheld or calculated in respect of such income, and whether or not any sums so withheld or collected shall be sufficient to provide for any such taxes. The Company or any parent or subsidiary corporation shall be entitled to deduct from other compensation payable to each Key Employee any sums required by federal, state or local tax law to be withheld with respect to the grant of Restricted Shares or Performance Shares hereunder; but, in the alternative, the Company may require the Key Employee to pay such sums directly to the employer corporation. If the Key Employee elects to pay such sums directly, written notice of that election shall be delivered prior to the ownership restrictions on such Shares being removed and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date on which ownership restrictions on such shares are removed. In addition, any such sums may be satisfied by the Key Employee in shares of Stock, at the discretion of the Committee, if the Key Employee instructs the Company in writing at or before the time the ownership restrictions on such shares are removed to withhold from the shares that number of shares having a value equal to the amount necessary to satisfy the sums required by federal, state or local tax law or if the Key Employee delivers to the Company that number of shares of Stock having a value equal to such amount. The number of shares required to satisfy such taxes will be calculated based on the fair market value of the Stock determined in accordance with the procedures established by the Committee.

         14.6 The Company shall be entitled but shall have no obligation to cause the shares of Stock issuable hereunder to be registered under the Securities Act.

         15. INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee and the Board of Directors, whether or not he continues to be such member of the Committee and the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee and the Board of Directors, or (ii) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         16. EFFECT OF AMENDMENTS. This Restricted Stock Incentive Plan, as amended through October 5, 1995, constitutes a complete amendment and restatement of such Plan. Any Share Grant granted under the Plan shall be subject to the terms of the Plan as in effect at the time the Share Grant is granted; provided, however, that by agreement between the Committee and the Key Employee, any such Share Grant may be amended to incorporate and become subject to the provisions of the Plan as amended through a date which is subsequent to the date on which the Share Grant was granted.

         17. EFFECTIVE DATE OF PLAN. The Plan, effective March 18, 1987, is of perpetual duration.